EMPLOYMENT AND
                           CHANGE IN CONTROL AGREEMENT


     Agreement, made as of the 5th day of May 2000, by and between Arch Capital Group Ltd., a Delaware corporation (the "Company"), and Louis T. Petrillo (the "Executive").

     WHEREAS, the Executive is a key employee of the Company or one of its subsidiaries; and

     WHEREAS, the Board of Directors of the Company (the "Board") considers the maintenance of a sound management to be essential to protecting and enhancing the best interests of the Company and its stockholders and recognizes that the possibility of a change in control raises uncertainty and questions among key employees and may result in the departure or distraction of such key employees to the detriment of the Company and its stockholders; and

     WHEREAS, the Board wishes to assure that it will have the continued dedication of the Executive and the availability of his advice and counsel notwithstanding the possibility, threat or occurrence of a bid to take over control of the Company, and to induce the Executive to remain in the employ of the Company; and

     WHEREAS, the Executive is willing to continue to serve the Company or one of its subsidiaries taking into account the provisions of this Agreement;

     NOW, THEREFORE, in consideration of the foregoing, and the respective covenants and agreements of the parties herein contained, the parties agree as follows:

     1. Position & Responsibilities: The Company employs the Executive to serve as Senior Vice President, General Counsel and Secretary of the Company, and in such capacity the Executive shall report to the President of the Company, and the Executive shall accept said employment. The term of the Executive's employment shall terminate upon notice by either the Company to the Executive or by you to the Company.

     2. Compensation: Compensation for the Executive's services shall be at an annual base salary rate of $180,000 (subject to upward adjustments by the Board) and an annual bonus to be determined by the Board. The target rate for the annual bonus is 40% of the base rate salary. All awards of annual bonuses are subject to approval by the Board.

     3. Additional Terms: The Executive is eligible to participate in the Company's 1995 and 1999 Long Term Incentive and Share Award Plans under which annual awards of options and/or other stock-based awards may be granted by the Board or its duly authorized committee. The Executive is also eligible to participate in employee benefit programs of the Company as are in effect from time to time.


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                                       2


     4. Definitions.

     (i) "Change in Control" means any of the following occurring after the date hereof:

          (A) any person (within the meaning of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), other than a Permitted Person or an Initial Investor, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of Voting Securities representing 35% or more of the total voting power of all the then outstanding Voting Securities; or

          (B) any Initial Investor is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of Voting Securities representing 50% or more of the total voting power of all the then outstanding Voting Securities; or

          (C) the individuals who, as of the date hereof, constitute the Board together with those who become directors subsequent to such date and whose recommendation, election or nomination for election to the Board was approved by a vote of at least a majority of the directors then still in office who either were directors as of such date or whose recommendation, election or nomination for election was previously so approved, cease for any reason to constitute a majority of the members of the Board; or

          (D) the consummation of a merger, consolidation, recapitalization, liquidation, sale or disposition by the Company of all or substantially all of the Company's assets, or reorganization of the Company, other than any such transaction which would (x) result in at least 60% of the total voting power represented by the voting securities of the surviving entity or, in the case of an asset sale, the successor entity, outstanding immediately after such transaction being beneficially owned, directly or indirectly, by the stockholders of the Company immediately preceding the transaction and
     (y) not otherwise be deemed a Change in Control under clause (A), (B), (C) or (E) of this subsection (i); or

          (E) the Board adopts a resolution to the effect that, for purposes hereof, a Change in Control has occurred.

     (ii) "Change in Control Date" means any date during the term of this Agreement on which a Change in Control occurs.

     (iii) "Initial Investors" means (A) The Trident Partnership, L.P.; (B) Marsh & McLennan Risk Capital Holdings, Ltd.; or (C) any majority-owned subsidiary or parent (or equivalent in the case of a non-corporate entity) of the foregoing.

     (iv) "Permitted Persons" means (A) the Company; (B) any Related Party; or
(C) any group (as defined in Rule 13d-3 under the Exchange Act) comprised of any or all of the foregoing.

     (v) "Protection Period" means (i) the period beginning on the date hereof and ending on the first anniversary hereof or (ii) the period beginning on the Change in Control Date and ending on the second anniversary of the Change in Control Date.

     (vi) "Related Party" means (A) a majority-owned subsidiary of the Company;
(B) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any majority-owned subsidiary of the Company; or (C) a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportion as their ownership of Voting Securities.

     (vii) "Voting Security" means any security of the Company which carries the right to vote generally in the election of directors.


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                                       3


     5. Acceleration of Vesting Upon Change in Control. All stock options and restricted stock issued under the Company's 1995 and 1999 Long Term Incentive and Share Award Plans (or any successor plan) shall become immediately vested in full and, in the case of stock options, immediately exercisable in full, upon a Change in Control in accordance with the applicable restricted stock agreements and stock option agreements.

     6. Termination Following Change in Control. The Executive shall be entitled to the benefits provided in Section 7 hereof upon any termination of his employment with the Company and its subsidiaries within a Protection Period, except a termination of employment (a) because of his death, (b) because of a "Disability," (c) by the Company or any of its subsidiaries for "Cause," or (d) by the Executive other than due to "Constructive Termination." No benefits shall be paid under Section 7 of this Agreement if the Executive's employment terminates outside of a Protection Period.

          (i) Disability. The Executive's employment shall be deemed to have terminated because of a "Disability" if the Executive applies for and is determined to be eligible to receive disability benefits under the Company's Long-Term Disability Plan.

          (ii) Cause. Termination of the Executive's employment by the Company or any of its subsidiaries for "Cause" shall mean termination by reason of the Executive's willful engagement in conduct which involves dishonesty or moral turpitude in connection with his employment and which is demonstrably and materially injurious to the financial condition or reputation of the Company. An act or omission shall be deemed "willful" only if done, or omitted to be done, in bad faith and without reasonable belief that it was in the best interest of the Company. Notwithstanding the foregoing, the Executive shall not be deemed to have been terminated for Cause unless and until there shall have been delivered to the Executive a written notice of termination from the compensation committee of the Board after reasonable notice to the Executive and an opportunity for him, together with his counsel, to be heard before such committee.

          (iii) Without Cause. The Company or any of its subsidiaries may terminate the employment of the Executive without Cause during a Protection Period only by giving the Executive written notice of termination to that effect. In that event, the Executive's employ-


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                                       4


     ment shall terminate on the last day of the month in which such notice is given (or such later date as may be specified in such notice), and the benefits set forth in Section 7 hereof shall be provided to the Executive.

          (iv) Constructive Termination. Termination of employment by the Executive due to "Constructive Termination" shall mean termination by the Executive subsequent to any of the following:

               (A) the assignment of duties and responsibilities inconsistent in any material and adverse respect with the Executive's position or a significant diminution in his duties or responsibilities; provided, however, that Constructive Termination shall not be deemed to occur upon a change in duties or responsibilities that is solely and directly a result of the Company no longer being a publicly traded entity, and does not involve any other event set forth in this definition;

               (B) a reduction in the Executive's base salary or bonus opportunity;

               (C) the requirement that the Executive work at a location outside of Fairfield County, Connecticut, or Westchester County, New York;

               (D) the failure to provide the Executive with benefits and incentive compensation opportunities at least as favorable, in the aggregate, as the benefits and incentive compensation opportunities available to the Executive immediately prior to a Change in Control; or

               (E) if the Company has failed to obtain the assumption of the obligations contained in this Agreement by any successor as contemplated in Section 12(c) hereof.

     The Executive shall exercise his right to terminate employment due to Constructive Termination by giving the Company a written notice of termination specifying in reasonable detail the circumstances constituting such Constructive Termination. In that event, the Executive's employment shall terminate on the last day of the month in which such notice is given unless an earlier date is specified in writing by the Executive. A termination of employment by the Executive shall be due to Constructive Termination if one of the occurrences specified in this subsection (iv) shall have occurred, notwithstanding that the Executive may have other reasons for terminating employment, including employment by another employer which the Executive desires to accept.

     7. Benefits Upon Termination Within Protection Period. If, within a Protection Period, the Executive's employment by the Company and its subsidiaries shall be terminated (a) by the Company or any of its subsidiaries other than for Cause and other than because of a Disability or death, or (b) by the Executive due to Constructive Termination, the Executive shall be entitled to the benefits provided for below:


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                                       5


          (i) The Company shall pay to the Executive, through the date of the Executive's termination of employment, salary at the rate then in effect, together with salary in lieu of vacation accrued to the date on which his employment terminates, in accordance with the standard payroll practices of the Company;

          (ii) The Company shall pay to the Executive an amount equal to the product of (A) the amount of the Executive's target annual bonus for the year including the Change in Control Date (or the year including the termination date, if higher), multiplied by (B) a fraction, the numerator of which is the number of days elapsed in the calendar year through the date of termination of the Executive's employment, and the denominator of which is 365; and such payment shall be made in a lump sum within 10 business days after the date of such termination of employment;

          (iii) The Company shall pay to the Executive an amount equal to the Applicable Multiple times the sum of (A) the Executive's annual base salary in effect on the Change in Control Date (or the date of termination, if higher), and (B) the Executive's target annual bonus for the year including the Change in Control Date (or the year including the termination date, if higher); and such payment shall be made in a lump sum within 10 business days after the date of such termination of employment; and

          (iv) The Company shall continue to cover the Executive and his dependents under, or provide the Executive and his dependents with insurance coverage no less favorable than, the Company's life, disability, health and dental benefit plans or programs (as in effect on the day immediately preceding the Protection Period or, at the option of the Executive, on the date of termination of employment) for a period equal to the lesser of (x) 24 months following the date of termination or (y) until the Executive is provided by another employer with benefits substantially comparable (with no preexisting condition limitations) to the benefits provided by such plans or programs. To the extent any such benefits cannot be provided under the benefit plans or programs of the Company or any of its subsidiaries, the Executive will be entitled to receive, on a monthly basis following termination, cash payments in an amount equal to the monthly cost of such benefits. The statutory health care continuation coverage period under Section 4980B of the Internal Revenue Code of 1986, as amended (the "Code"), will commence at the end of such 24-month period.

     For purposes hereof, "Applicable Multiple" means (a) in the case of a termination during the Protection Period described in clause (i) of the definition thereof, 1.5, and (b) in the case of a termination during the Protection Period described in clause (ii) of the definition thereof, 2.0. In no event shall the Executive be entitled to receive more than one Applicable Multiple of the amount specified in clause (iii) of this Section 7.

     8. Non-Exclusivity of Rights. Nothing in this Agreement shall prevent or limit the Executive's continuing or future participation in any benefit, bonus, policies or programs provided by the Company or any of its subsidiaries and for which the Executive may qualify, nor shall anything herein limit or otherwise affect such rights as the Executive may have under any stock option or other agreements with the Company or any of its subsidiaries; provided, however, that amounts payable


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                                       6


hereunder are in lieu of any severance benefit payable under any other severance plan or agreement of the Company or its subsidiaries in effect on the date hereof. Amounts which are vested benefits or which the Executive is otherwise entitled to receive under any plan, practice, policy or program of the Company or any of its subsidiaries at or subsequent to the date of termination of the Executive's employment shall be payable in accordance with such plan, practice, policy or program.

     9. Full Settlement; Legal Expenses. The Company's obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action which the Company or any of its subsidiaries may have against the Executive or others. In no event shall the Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Executive under any of the provisions of this Agreement, and amounts payable hereunder will not be reduced by compensation the Executive receives from other employment. The Company agrees to pay, upon written demand therefor by the Executive, all legal fees and expenses which the Executive may reasonably incur as a result of any dispute or contest by or with the Company or others regarding the validity or enforceability of, or liability under, any provision of this Agreement (including as a result of any contest by the Executive about the amount of any payment hereunder), plus in each case interest at the applicable federal rate provided for in Section 7872(f)(2) of the Code, unless the Company prevails on all causes of action in the dispute or contest. In any such action brought by the Executive for damages or to enforce any provisions of this Agreement, the Executive shall be entitled to seek both legal and equitable relief and remedies, including, without limitation, specific performance of the Company's obligations hereunder, in the Executive's sole discretion.

     10. Limitation on Payments by the Company. Anything in this Agreement to the contrary notwithstanding, in the event that any payment or distribution made, or benefit provided (including, without limitation, the acceleration of any payment, distribution or benefit and the acceleration of exercisability of any stock option) by the Company to or for the benefit of the Executive (whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise) would be subject to the excise tax imposed by Section 4999 of the Code as an "excess parachute payment" (within the meaning of Section 280G of the Code), the payment set forth in Section 7(iii) hereof shall be reduced to the smallest extent possible such that no amount payable hereunder constitutes an "excess parachute payment" (within the meaning of Section 280G of the Code).

     11. Confidential Information; Nonsolicitation of Employees and Customers. The Executive shall hold in a fiduciary capacity for the benefit of the Company and its subsidiaries all secret or confidential information, knowledge or data relating to the Company or any of its subsidiaries, and their respective businesses, which shall have been obtained by the Executive during the Executive's employment by the Company or any of its subsidiaries (except for information, knowledge or data which shall be or subsequently become known or generally available to the public other than by acts of the Executive or his representatives in violation of this Agreement). After the date of termination of the Executive's employment with the Company or any of its subsidiaries, the Executive shall not, without the prior written consent of the Company, communicate or divulge any such information, knowledge or data to anyone other than the Company and those designated by the Company. The Executive shall return to the Company at the time of the termination of the Executive's employment with

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the Company or any of its subsidiaries all tangible property of the Company or any its subsidiaries in the Executive's possession, including, but not limited to, confidential information relating to the Company or any of its subsidiaries. The Executive shall not, during the term of his employment by the Company or any of its subsidiaries and for one year thereafter, directly or indirectly, on behalf of the Executive or any other person or entity, (i) induce, or seek to induce, any employee of the Company or any of its subsidiaries to terminate employment with the Company or any of its subsidiaries or (ii) solicit business from any person, firm or company which is (during the period the Executive is employed by the Company or any of its subsidiaries), or at the time of the termination of the Executive was, a customer of the Company or any of its subsidiaries, or induce, or seek to induce, any such customer of the Company or any of its subsidiaries to cease doing business with the Company or any of its subsidiaries. In the event of a breach or threatened breach by the Executive of any provision of this Section 11, the Executive acknowledges that the Company and its subsidiaries shall be entitled to an injunction restraining the Executive from such act or threatened act, in addition to monetary damages and any other available remedies. The Executive hereby expressly consents and agrees that, for any breach or threatened breach of any provision of this Section 11, a restraining order and/or an injunction may be issued against the Executive in addition to any other rights the Company or any of its subsidiaries may have with respect to such violation or breach. In no event shall an asserted violation of the provisions of this Section 11 constitute a basis for deferring or withholding any amounts otherwise payable to the Executive under this Agreement. The provisions of this Section 11 shall apply to the Executive whether or not there has been a Change in Control.

     12. Successors.

     (a) This Agreement is personal to the Executive and without the prior written consent of the Company shall not be assignable by the Executive otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal representatives or successors in interest.

     (b) This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns.

     (c) The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. For this purpose, any company that becomes directly owned by stockholders of the Company pursuant to a merger or consolidation in which the Company becomes a wholly owned subsidiary of such company shall be deemed to be a successor of the Company. As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees (or is required hereunder to assume and agree) to perform this Agreement by operation of law or otherwise. A subsequent Change in Control of a successor shall be considered a Change in Control under
Section 4 hereof upon termination of Executive's employment with the successor within a Protection Period.


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                                       8


     13. Miscellaneous.

     (a) This Agreement shall be governed by and construed in accordance with the laws of the State of Connecticut, without reference to principles of conflict of laws. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect. This Agreement may not be amended or modified otherwise than by a written agreement executed by the parties hereto or their respective successors and legal representatives.

     (b) All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

         If to the Executive:
         Louis T. Petrillo
         124 West 60 Street, Apt. 43F
         New York, New York  10023

         If to the Company:
         Arch Capital Group Ltd.
         20 Horseneck Lane
         Greenwich, CT  06830
         Attention:  Chief Executive Officer

or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notice and communications shall be effective when actually received by the addressee.

     (c) The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

     (d) The Company or any of its subsidiaries may withhold from any amounts payable under this Agreement such federal, state or local taxes as shall be required to be withheld pursuant to any applicable law or regulation.

     (e) The Executive's failure to insist upon strict compliance with any provision hereof shall not be deemed to be a waiver of such provision or any other provision thereof.

     (f) This Agreement contains the entire understanding of the Company and the Executive with respect to the subject matter hereof and replaces the letter agreements dated January 2, 1996 and September 24, 1999 between the Company and the Executive but, except as otherwise expressly stated herein, does not supersede or override the provisions of any stock option, employee benefit or other plan, program, policy or practice in which the Executive is a participant or under which the Executive is a beneficiary (it being expressly agreed that the Risk Capital Holdings Inc. Control in Control Severance Plan has been terminated and the Executive is not entitled to any benefits or rights thereunder).




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                                       9


     IN WITNESS WHEREOF, the Executive has hereunto set his hand and, pursuant to the authorization from its Board of Directors, the Company has caused this Agreement to be executed as of the date first above written.

                             ARCH CAPITAL GROUP LTD.


                             By: /s/ Peter A. Appel
                                ---------------------------------------------
                                Name:  Peter A. Appel
                                Title:  Chief Executive Officer


                             EXECUTIVE:


                             /s/ Louis T. Petrillo
                             ------------------------------------------------
                             Louis T. Petrillo